Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2018, relating to the financial statements and financial highlights of Baillie Gifford EAFE Fund, Baillie Gifford EAFE Choice Fund, Baillie Gifford EAFE Pure Fund, Baillie Gifford Emerging Markets Fund, Baillie Gifford Global Alpha Equity Fund, Baillie Gifford Global Select Equity Fund, Baillie Gifford International Concentrated Growth Fund, Baillie Gifford International Equity Fund, Baillie Gifford Long Term Global Growth Equity Fund, Baillie Gifford Positive Change Equity Fund, and Baillie Gifford U.S. Equity Growth Fund, each a series of Baillie Gifford Funds, for the year or period ended December 31, 2017, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Fund Investments”, “Other Key Service Providers”, and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.
Cleveland, Ohio
April 25, 2018